Exhibit 10

EXECUTIVE SEPARATION PLAN

THIS EXECUTIVE SEPARATION PLAN ("Plan") is made and entered into this 29th day of October 2004 (the “Effective Date”), by and between Peter Kiewit Sons’, Inc. (the "Company") and Kenneth E. Stinson (the "Executive") (hereinafter, the Executive and the Company may sometimes be individually referred to as a "party" or collectively as the "parties").

PRELIMINARY STATEMENT. The Executive is employed as the Chief Executive Officer (“CEO”) of the Company.  The Executive also serves as Chairman of the Board of Directors of the Company (“Board”) and as an officer and director of various subsidiaries and affiliates of the Company. Executive is the largest shareholder of the Company.  The Executive has indicated his intent to retire from the employment of the Company as CEO effective as of January 1, 2005 (the "Retirement Date"), but remain as Chairman of the Board.  As a result, in accordance with the Certificate (defined below), the Company has agreed to purchase and the Executive has agreed to sell the Executive’s $0.01 par value common stock of the Company (“Common Stock”) under the terms and conditions specified below.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto, intending to be legally bound, agree as follows:

1. Resignation. The Executive hereby resigns from his office of CEO of the Company effective as of the Retirement Date.

2. Compensation and Benefits. The Executive shall remain as Chairman of the Board and shall be entitled to compensation and benefits to be determined by the Board or the appropriate committee thereof.

3.

Sale of Common Stock. (a) In connection with any tender or exchange offer by the Company in which cash, securities or other property is offered as consideration in exchange for shares of Common Stock, the Executive hereby agrees to participate (and shall cause each of his permitted transferees to participate, as necessary) in any such tender or exchange offer and to deliver for exchange the maximum number of shares of Common Stock that is permitted to be delivered and exchanged by the Executive (and any permitted transferee of the Executive) in and pursuant to the terms and conditions of such tender or exchange offer.

(b)

The Executive hereby agrees to sell (or cause to be sold) to the Company, and the Company hereby agrees to buy, the shares of Common Stock owned by the Executive (and any permitted transferee of the Executive) as follows:

(i) in January 2005, one fourth of the shares of Common Stock owned by the Executive (and any permitted transferee of the Executive) on January 1, 2005;
(ii) in January 2006, one third of the shares of Common Stock owned by the Executive (and any permitted transferee of the Executive) on January 1, 2006;
(iii) in January 2007, one half of the shares of Common Stock owned by the Executive (and any permitted transferee of the Executive) on January 1, 2007; and

(iv)

in January 2008, all of the shares of Common Stock owned by the Executive (and any permitted transferee of the Executive), other than a number of shares to be determined by the Board or the appropriate committee thereof, provided such number shall not exceed the greater of: (A) 50,000 or (B) .25% of the total number of shares of Common Stock which are issued and outstanding at the end of the day on the date of such sale (and taking into account such sale).

(c)

The Executive shall deliver certificates representing the shares of Common Stock to be purchased and sold pursuant to this Plan: (A) no later than the expiration date set forth in the applicable tender or exchange offer in the event of shares of Common Stock subject to Paragraph 3(a) above; or (B) on the dates set forth in Paragraph 3(b) above, as applicable.  Such certificates shall be endorsed in blank or accompanied by appropriate stock powers executed in blank, and accompanied by such other evidence of authority as the Company may reasonably require.  In the event of the failure to deliver certificates with required evidence of authority within the time periods specified in Paragraph 3(b), the Company’s Secretary shall cancel each certificate on the books of the Company and such shares of Common Stock shall be deemed no longer outstanding.  The Executive shall thereafter have no further interest as a stockholder of the Company with respect to such shares of Common Stock except the right to receive the purchase price.  The purchase price for shares of Common Stock repurchased by the Company pursuant to Paragraph 3(b) shall be the “Common Share Price” as defined in the Restated Certificate of Incorporation of the Company (the “Certificate”) on the respective dates set forth above, and shall be paid by the Company to the Executive, subject to the provisions of Article Sixth (E) of the Certificate, no later than the later of: (i) ten (10) days after receipt of certificates evidencing such shares of Common Stock; or (ii) ten (10) days after the respective dates set forth above.

(d) The Executive acknowledges and agrees that he will not purchase any Common Stock subsequent to the Effective Date.

4.

Specific Performance.  The Executive acknowledges and agrees that the Company's remedies at law for a breach of any of the provisions of Paragraph 3 would be inadequate.  In recognition of this fact, the Executive agrees that, in the event of such a breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to bring an action in any court of competent jurisdiction for the purpose of obtaining equitable relief in the form of specific performance or any other equitable remedy which may then be available.

5.

Severability.  In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Plan shall not be affected thereby.

6.

Assignment.  This Plan, and all of Executive's rights and duties hereunder, shall not be assignable or delegable by Executive.  Notwithstanding the previous sentence, this Plan shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the Executive.

7.

Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, two (2) days after the date of deposit in the United States mail (seven (7) days if addressed to a point outside the United States), as follows:

Notice to the Company shall be addressed to: Stock Registrar
Kiewit Plaza
Omaha, NE 68131

Notice to the Executive shall be addressed to: Kenneth E. Stinson
14349 Hamilton Street
Omaha, NE 68154

With a copy to: Paul C. Jessen
1125 South 103 Street
Omaha, NE 68124

8.

Withholding Taxes.  The Company may withhold from any amounts payable under this Plan such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

9.

Entire Plan; Amendments.  This Plan is subject to all of the terms and conditions of the Company’s Amended and Restated By-Laws (“By-Laws”), Certificate, the Stock Repurchase Agreement between the Company and the Executive dated March 31, 1998 and the Stock Repurchase Agreement between Company and a permitted transferee of Executive dated as of December 5, 2003; and to the extent that any terms of this Plan conflict with any of the terms or provisions of the By-Laws, Certificate or such Stock Repurchase Agreements, the terms of the By-Laws, Certificate and such Stock Repurchase Agreements shall govern; provided, however, that notwithstanding any provision in the By-Laws, Certificate or such Stock Repurchase Agreements to the contrary, neither the Executive nor any permitted transferee shall have the right to voluntarily sell shares of Common Stock to the Company pursuant to Article Sixth (D)(3)(a) of the Certificate or Paragraph 3 of the Stock Repurchase Agreements except upon the death of the Executive or termination of the Executive’s employment and directorship with the Company.  This Plan contains the entire understanding of the parties with respect to the subject matter hereof.  There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein.  This Plan may not be amended except by written instrument signed by the parties hereto.

10.

No Waiver.  The failure of a party to insist upon strict adherence to any term of this Plan on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Plan.

11.

No Other Beneficiaries.  This Plan is being made and entered into solely for the benefit of the parties and no party intends hereby to create any rights in favor of any person or entity, as a third party beneficiary of this Plan or otherwise.

12.

Governing Law.  This Plan has been negotiated, executed and delivered by the parties and accepted by the parties and shall be deemed to be made in the State of Nebraska and the rights and liabilities of the parties hereto, whether arising in contract or tort or otherwise, shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of Nebraska.

13.

Execution of Plan.  This Plan may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. The exchange of signed copies of this Plan and signature pages by facsimile transmission shall constitute effective execution and delivery of this Plan as to the parties and may be used in lieu of the original of this Plan for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be the original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed or have caused their duly authorized representatives to execute this Plan, as of the date first above written.

__________________________________________________
Kenneth E. Stinson

PETER KIEWIT SONS’, INC.

By: ______________________________________________
Name: John B. Chapman Title: Vice President, H.R. & Administration

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